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                                                                    EXHIBIT 23.2

                          Independent Auditors' Consent

The Board of Directors and Shareholders
K-Tron International, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-52523, 333-26531, 33-07921 and 33-39039) on Form S-8 of K-Tron
International, Inc. of our report dated February 10, 2003 with respect to the consolidated balance sheet of K-Tron International, Inc. and subsidiaries as of December 28, 2002 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 28, 2002, and the related financial statement schedule, which report appears in the January 3, 2004 Annual Report on Form 10-K of K-Tron International, Inc. and to the reference to our firm under the heading "Selected Financial Data" in the Form 10-K.

Our report refers to our audit of the disclosures added to revise the fiscal 2001 consolidated financial statements, as more fully described in Note 7 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the fiscal 2001 consolidated financial statements other than with respect to such disclosures.

                                            KPMG LLP

Philadelphia, Pennsylvania
March 31, 2004